EXHIBIT 99.1

Contact:

Scott C. Harvard M. Shane Bell
President and CEO Executive Vice President and CFO
(540) 465-9121 (540) 465-9121
sharvard@therespowerinone.comsbell@therespowerinone.com

News Release
October 28, 2011

FIRST NATIONAL CORPORATION ANNOUNCES THIRD QUARTER RESULTS AND MORE AGGRESSIVE ACTIONS TO IMPROVE ASSET QUALITY

Strasburg, Virginia (October 28, 2011) --- First National Corporation (the “Company”) (OTCBB: FXNC), the parent company of First Bank (the “Bank”), reported net loss of $2.9 million and net loss to common shareholders of $3.1 million, or $1.05 per basic and diluted share, for the third quarter of 2011, compared to net income of $694 thousand and net income available to common shareholders of $473 thousand, or $0.16 per basic and diluted share, for the same quarter of 2010.  The net loss was driven by the provisions for loan losses and other real estate owned that totaled $6.5 million, compared to $1.3 million for the same period in 2010.

Adjusted operating results, measured by net income before taxes, excluding provision for loan losses and provision for other real estate owned, totaled $2.1 million.  Net interest income and noninterest income were 2% lower than the third quarter last year, while noninterest expense, excluding the provision for other real estate owned, was 2% higher.  “Adjusted operating results have been a positive for the Bank while we’ve worked diligently to implement additional workout strategies for problem loans during the third quarter.  Our strong capital position has also served as a source of strength as we’ve worked to improve asset quality,” said Scott C. Harvard, President and CEO of the Company and the Bank.

Focus on Asset Quality

The Company’s third quarter results reflect efforts to address lingering asset quality issues.  A primary goal of the Bank is to improve asset quality by reducing the balance of impaired loans and non-performing assets.  Management worked towards this goal by strengthening weak loans where possible and by increasing specific loan loss reserves on impaired loans to reflect liquidation plans where credit enhancements were simply not available to the borrower.  The Bank has also written down the value of other real estate owned to reflect more aggressive liquidation plans.  Total non-performing assets increased to $28.3 million at quarter end, compared to $19.4 million at June 30, 2011 and $15.5 million at September 30, 2010. The increase in non-performing asset balances resulted from additional loans placed on non-accrual status during the third quarter.  These loans had been previously identified by management as having certain weaknesses requiring management attention.

Harvard commented, “We embarked on a more aggressive effort to proactively engage troubled borrowers, and as a result, management determined that it was appropriate to place certain loans on non-accrual status.  The higher balance of non-performing assets at the end of the third quarter compared to last quarter was attributed to new non-accrual loans. The Bank implemented this effort to resolve troubled situations sooner.”

During the quarter, the Bank also began to develop a new department to focus on special assets and anticipates that it will be fully functional in the fourth quarter of 2011. In addition, the Bank began to centralize its lending function in conjunction with the introduction of improved underwriting and risk grading tools.  Management continues to carefully monitor the loan portfolio in an effort to manage further deterioration.

Harvard commented, “I believe it’s important to work through asset quality issues as quickly as practical and that we must take strong and immediate action to protect the capital of the Bank. The sooner we work through our problem assets, the sooner our efforts can be refocused, and resources reallocated toward growing market share and maximizing profitability.  We were successful in strengthening the Bank’s collateral position for certain large problem loans during the quarter.  However, there were other previously identified loans that could not be strengthened where repayment ability was in question.  As a result, the allowance for loan losses increased from specific reserves on impaired loans and higher levels of non-accrual loans.  Although there haven’t been many new problem loans for some time, several of these customers have simply become unable to continue meeting the terms of their loans.   In these situations, we have prepared for the sale of collateral to repay loans.”

Quarterly Performance

Third quarter 2011 earnings were $3.6 million lower than the same quarter of 2010, primarily as a result of the provisions for loan losses and other real estate owned.  Net interest income and noninterest income were 2% lower while noninterest expense excluding the provision for other real estate owned was 2% higher when comparing the two periods.

Net interest income totaled $5.0 million for the third quarter of 2011, which was 2% lower when compared to the same quarter of 2010. Average interest-earning assets were $2.2 million higher when comparing the two periods.  The net interest margin was 3.98% for the quarter ended September 30, 2011 compared to 4.10% for the same period of 2010.  The decline in the margin was the result of a change in the earning asset mix and higher levels of non-accrual loans.

Noninterest income was $1.5 million for the third quarter of 2011, which was 2% lower when compared to the same quarter of 2010. Increases in ATM, check card, and trust and investment advisory fee income offset a decrease in service charges on deposit accounts.  Service charges on deposit accounts decreased from lower overdraft fee income.  Noninterest expense, excluding the provision for other real estate owned, was $4.5 million for the third quarter of 2011, compared to $4.4 million for the same quarter of 2010, resulting in an efficiency ratio of 68.16% compared to 65.30% for the prior year period.

Net charge-offs were $851 thousand for the third quarter of 2011 compared to $240 thousand for the same quarter of 2010.  The allowance for loan losses totaled $18.5 million or 4.52% of total loans at September 30, 2011, compared to $8.6 million or 1.96% of total loans at September 30, 2010.  The loan loss provision totaled $5.6 million for the third quarter of 2011 compared to $1.2 million for the same period in 2010.  The increase in the provision was a result of increased specific reserves on impaired loans and higher levels of non-accrual loans.

Year-to-Date Performance

For the nine months ended September 30, 2011, net loss totaled $2.8 million compared to net income of $2.5 million for the same period in 2010.  After the effective dividend on preferred stock, net loss available to common shareholders was $3.5 million, or $1.18 per basic and diluted share, compared to net income available to common shareholders of $1.8 million, or $0.61 per basic and diluted share, for the same period in 2010.

Net interest income was 1% lower at $15.1 million for the nine months ended September 30, 2011 compared to $15.2 million for same period in 2010.  The net interest margin was 11 basis points lower and average interest-earning assets were $8.7 million higher when comparing the two periods.  The net interest margin was 3.96% for the nine months ended September 30, 2011, compared to 4.07% for the same period in 2010. The provision for loan losses totaled $9.4 million for the nine months ended September 30, 2011 compared to $2.6 million for the same period in 2010.

Noninterest income totaled $4.3 million for the nine months ended September 30, 2011, which was a 2% decrease compared to $4.4 million for the same period in 2010.  A decrease in overdraft fee income was partially offset by increases in ATM, check card and trust and investment advisory fees.  Noninterest expense was relatively unchanged for the nine months ended September 30, 2011, compared to the same period in 2010, when excluding the provision for other real estate owned.  The provision for other real estate owned totaled $1.1 million for the nine months ended September 30, 2011 compared to $151 thousand for the same period in 2010.

Cautionary Statements

The Company notes to investors that past results of operations do not necessarily indicate future results.  Certain factors that affect the Company’s operations and business environment are subject to uncertainties that could in turn affect future results.  These factors are identified in the Annual Report on Form 10-K for the year ended December 31, 2010, which can be accessed from the Company’s website at www.therespowerinone.com, as filed with the Securities and Exchange Commission.

About the Company

First National Corporation, headquartered in Strasburg, Virginia, is the financial holding company of First Bank. First Bank offers loan, deposit, trust and investment products and services from 10 branch offices in the northern Shenandoah Valley region of Virginia, including Shenandoah County, Warren County, Frederick County and the City of Winchester.  First Bank also owns First Bank Financial Services, Inc., which invests in partnerships that provide investment services and title insurance.

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)
	(unaudited) For the Three Months Ended		(unaudited) For the Nine Months Ended
Income Statement	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Interest and dividend income
Interest and fees on loans	$5,666	$6,239	$17,317	$18,728
Interest on federal funds sold	2	1	13	1
Interest on deposits in banks	3	5	15	9
Interest and dividends on securities available for sale:
Taxable interest	595	398	1,618	1,298
Tax-exempt interest	121	132	365	419
Dividends	16	15	50	43
Total interest and dividend income	$6,403	$6,790	$19,378	$20,498

Interest expense
Interest on deposits	$1,204	$1,397	$3,810	$4,574
Interest on federal funds purchased	-	1	-	12
Interest on trust preferred capital notes	109	112	327	329
Interest on other borrowings	42	104	175	356
Total interest expense	$1,355	$1,614	$4,312	$5,271

Net interest income	$5,048	$5,176	$15,066	$15,227
Provision for loan losses	5,575	1,200	9,395	2,611
Net interest income (loss) after provision for loan losses	$(527)	$3,976	$5,671	$12,616

Noninterest income
Service charges on deposit accounts	$590	$668	$1,626	$1,959
ATM and check card fees	391	378	1,172	1,058
Trust and investment advisory fees	350	330	1,076	934
Fees for other customer services	84	75	231	239
Gains on sale of loans	25	76	94	141
Gains (losses) on sale of securities available for sale	-	(9)	41	(7)
Other operating income (loss)	33	(10)	58	46
Total noninterest income	$1,473	$1,508	$4,298	$4,370

Noninterest expense
Salaries and employee benefits	$2,299	$2,239	$6,867	$6,756
Occupancy	347	358	1,019	1,053
Equipment	325	344	973	1,035
Marketing	109	142	314	394
Stationery and supplies Legal and professional fees	88276	110210	254746	292630
ATM and check card fees	162	219	492	605
FDIC assessment	181	177	588	548
(Gains) losses on sale of other real estate owned, net	(36)	(29)	(28)	23
Provision for other real estate owned	927	111	1,103	151
Other operating expense	710	625	2,131	1,993
Total noninterest expense	$5,388	$4,506	$14,459	$13,480

Income (loss) before income taxes	$(4,442)	$978	$(4,490)	$3,506
Income tax provision (benefit)	(1,556)	284	(1,662)	1,044
Net income (loss)	$(2,886)	$694	$(2,828)	$2,462
Effective dividend and accretion on preferred stock	224	221	670	664
Net income (loss) available to common shareholders	$(3,110)	$473	$(3,498)	$1,798

Common Share and Per Common Share Data
Net income (loss), basic and diluted	$(1.05)	$0.16	$(1.18)	$0.61
Shares outstanding at period end	2,955,649	2,945,044	2,955,649	2,945,044
Weighted average shares, basic and diluted	2,955,649	2,941,750	2,952,568	2,937,402
Book value at period end	$10.75	$14.25	$10.75	$14.25
Cash dividends	$0.00	$0.14	$0.20	$0.42

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)
	(unaudited) For the Three Months Ended		(unaudited) For the Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Key Performance Ratios
Return on average assets	(2.11%)	0.51%	(0.69%)	0.60%
Return on average equity	(23.78%)	4.92%	(7.75%)	5.91%
Net interest margin	3.98%	4.10%	3.96%	4.07%
Efficiency ratio (1)	68.16%	65.30%	68.45%	67.64%

Asset Quality
Loan charge-offs	$903	$303	$7,137	$1,320
Loan recoveries	52	63	208	197
Net charge-offs	851	240	6,929	1,123
Non-accrual loans	22,707	8,842	22,707	8,842
Other real estate owned, net	5,576	6,599	5,576	6,599
Repossessed assets Nonperforming assets	4 28,287	30 15,471	4 28,287	30 15,471

Average Balances
Average assets	$541,794	$545,217	$547,593	$545,553
Average earning assets	511,141	508,913	516,956	508,221
Average shareholders’ equity	48,142	56,060	48,798	55,707
	(unaudited)
	September 30, 2011	September 30, 2010
Capital Ratios
Tier 1 capital	$51,574	$63,930
Total capital	56,970	69,651
Total capital to risk-weighted assets	13.61%	15.32%
Tier 1 capital to risk-weighted assets	12.32%	14.06%
Leverage ratio	9.56%	11.73%

Balance Sheet
Cash and due from banks	$6,409	$8,129
Interest-bearing deposits in banks	16,316	4,681
Securities available for sale, at fair value	85,460	57,468
Restricted securities, at cost	2,889	3,242
Loans held for sale	-	927
Loans, net of allowance for loan losses	390,706	429,642
Premises and equipment, net	19,657	19,969
Interest receivable	1,660	1,672
Other assets	18,424	15,733
Total assets	$541,521	$541,463

Noninterest-bearing demand deposits	$81,836	$79,998
Savings and interest-bearing demand deposits	190,388	164,351
Time deposits	185,798	208,774
Total deposits	$458,022	$453,123
Federal funds purchased	-	-
Other borrowings	25,106	20,128
Trust preferred capital notes	9,279	9,279
Other liabilities	3,099	2,934
Total liabilities	$495,506	$485,464

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)
	(unaudited)
	September 30, 2011	September 30, 2010
Balance Sheet (continued)
Preferred stock	$14,229	$14,094
Common stock	3,695	3,681
Surplus	1,644	1,536
Retained earnings	24,859	35,669
Accumulated other comprehensive income, net	1,588	1,019
Total shareholders’ equity	$46,015	$55,999

Total liabilities and shareholders’ equity	$541,521	$541,463

Loan Data
Mortgage loans on real estate:
Construction	$49,310	$54,175
Secured by farm land	5,987	6,234
Secured by 1-4 family residential	120,014	120,897
Other real estate loans	189,499	201,954
Loans to farmers (except those secured by real estate)	2,293	3,449
Commercial and industrial loans (except those secured by real estate)	30,356	37,030
Consumer installment loans	10,487	13,157
Deposit overdrafts	165	396
All other loans	1,097	944
Total loans	$409,208	$438,236
Allowance for loan losses	18,502	8,594
Loans, net	$390,706	$429,642

(1) The efficiency ratio is computed by dividing noninterest expense excluding the provision for other real estate owned by the sum of net interest income on a tax equivalent basis and noninterest income excluding gains and losses on securities, premises and equipment and other real estate owned.  Tax equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit for 2011 and 2010 was 34%.  Net interest income on a tax equivalent basis was $5,124 and $5,258 for the three months ended September 30, 2011 and 2010, respectively, and $15,294 and $15,476 for the nine months ended September 30, 2011 and 2010, respectively.  Noninterest income excluding securities, premises and equipment and other real estate owned gains and losses was $1,473 and $1,517 for the three months ended September 30, 2011 and 2010, respectively, and $4,257 and $4,377 for the nine months ended September 30, 2011 and 2010, respectively. The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such.  Management believes such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.